EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AtheroGenics Receives FDA Approval for Protocol Amendment to ARISE Phase III Clinical Trial

ATLANTA, GA – February 22, 2005 – AtheroGenics, Inc. (Nasdaq: AGIX), a pharmaceutical company focused on the treatment of chronic inflammatory diseases, today announced that the U.S. Food and Drug Administration (FDA) has approved its proposed amendment to the ARISE Phase III clinical trial protocol.  The ARISE Phase III clinical trial is testing the Company’s lead compound, AGI-1067, for the oral treatment of atherosclerosis in leading cardiovascular research centers throughout the United States, Canada, the United Kingdom and South Africa.

The changes to the ARISE protocol are intended to enhance the trial as well as to accelerate its pace, without adversely affecting its Special Protocol Assessment with the FDA.  The changes approved by the FDA include the Company’s plan to increase the trial’s patient enrollment figure from 4,000 to 6,000.  With this increase, the study will now accumulate 10,000 patient-years of exposure over the course of the trial.  AtheroGenics estimates that ARISE will achieve full patient enrollment by mid-2005.  Given the increased size and longer duration of the trial, the Company has also received FDA approval to eliminate the minimum 12-month follow-up period for patients.

Additionally, AtheroGenics has received FDA approval to decrease the trial’s target number of clinical events from 1,160 to 990.  This revised target number will continue to yield greater than 95 percent statistical power to detect a 20 percent difference in clinical events between the study arms.  ARISE is expected to be completed by the end of the first quarter of 2006.  The Company then plans to file a New Drug Application (NDA) with the FDA as soon as possible after the trial is completed and results have been analyzed.

About AtheroGenics

AtheroGenics is focused on the discovery, development and commercialization of novel drugs for the treatment of chronic inflammatory diseases, including heart disease (atherosclerosis), rheumatoid arthritis and asthma.  The Company has two drug development programs currently in the clinic.  AtheroGenics’ lead compound, AGI-1067, is being evaluated in the pivotal Phase III clinical trial called ARISE, as an oral therapy for the treatment of atherosclerosis.  AGI-1096 is a novel, oral agent in Phase I that is being developed for the prevention of organ transplant rejection in collaboration with Fujisawa.  AtheroGenics also has preclinical programs in rheumatoid arthritis and asthma using its novel vascular protectant® technology.  For more information about AtheroGenics, please visit www.atherogenics.com.

This press release may contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain factors, risks and uncertainties that may cause actual results, events and performances to differ materially from those referred to in such statements. These risks include statements which address operating performance, events or developments that we expect or anticipate will occur in the future, such as projections about clinical trial results, our future results of operations or our financial condition, research, development and commercialization of our product candidates, anticipated trends in our business, and other risks that could cause actual results to differ materially.  These risks are discussed in AtheroGenics' Securities and Exchange Commission filings, including but not limited to the risks discussed in AtheroGenics' Form 10-K for fiscal 2003 and our Quarterly Report on Form 10-Q for the third quarter of 2004 and its Form 8-K filed on January 11, 2005.  We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

AtheroGenics, Inc.	Investor Relations	Media Relations
Mark P. Colonnese	Lilian Stern	Katie Brazel
Chief Financial Officer	Stern Investor Relations	Fleishman Hillard
678-336-2511	212-362-1200	404-739-0150
investor@atherogenics.com	lilian@sternir.com	brazelk@fleishman.com